EVERSOURCE ENERGY
SECURITIES AND EXCHANGE FILINGS
POWER OF ATTORNEY

	Know all by these presents, in connection with the undersigned's duties and responsibilities as a Trustee of Eversource Energy, that the undersigned hereby constitutes and appoints each of Richard J. Morrison, Kerry J. Tomasevich, and Matthew Benson, signing singly, as his true and lawful attorney-in-fact to:

	(1) Obtain necessary EDGAR access codes and execute for and on behalf of the undersigned Forms 144 under the Securities Act of 1933 and Rule 144 promulgated thereunder, and Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2) Do and perform any and all acts for and on behalf of the undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of any such Form 144 and Form 3, 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

	(3) Do and perform any and all acts for and on behalf of the undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of Registration Statements filed with the United States Securities and Exchange Commission and any other authority; and

	(4) Do and perform any and all acts for and on behalf of the undersigned, including signing the relevant documents, which may be necessary or desirable to complete the execution of Annual Reports on Form 10-K filed with the United States Securities and Exchange Commission and any other authority; and

	(5) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the direction of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act of 1933 and/or the Securities Exchange Act of 1934.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 8, 2020.

/s/ Gregory M. Jones
Trustee

State of Connecticut
County Hartford

On this 8th day of May, 2020, before me, the undersigned notary public, personally appeared Gregory M. Jones, personally known to me, and acknowledged the foregoing instrument to be his free act and deed.

In witness whereof, I hereunto set my hand and official seal.

/s/ Kathy L. Schmidt
Notary Public
Print Name: Kathy L. Schmidt
My commission expires:  11-30-2024

Acknowledged in accordance with the March 23, 2020 CT Executive Order 7H
Section 3, as amended by the March 30, 2020 CT Executive Order, 7Q
Section 3.